EXHIBIT 5.1

DAVID M. BOVI, P.A.

David M. Bovi
Counselor At Law	2855 PGA Blvd.● Suite 150
LL.M. Securities Regulation	Palm Beach Gardens, FL 33410
Phone (561) 655-0665
Fax (561) 655-0693

January 28, 2026

GenFlat Holdings, Inc.
1983 N Berra Blvd

Tooele, UT 84074

Via E-Mail Only

Re: Registration Statement on Form S-1

Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (Registration No. 333-291718), as amended (the “Registration Statement”), filed by GenFlat Holdings, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) in connection with the registration for issuance and sale by the Company pursuant to the Securities Act of 1933, as amended (the “Act”), of up to: (a) 3,220,000 shares of common stock, $0.001 par value per share (“Common Stock”) of the Company, including 420,000 shares of Common Stock pursuant to an option granted by the Company to the underwriter (the “Shares”); (b) 161,000 warrants for Common Stock (the “Warrants”) to be is issued to the underwriter as provided in the Underwriting Agreement; and (c) 161,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), in an underwritten public offering pursuant to an underwriting agreement (the “Underwriting Agreement”) substantially in the form filed as an exhibit to the Registration Statement to be entered into between the Company and the underwriter. The Shares, Warrants and Warrant Shares are collectively referred to as the “Securities”.

We are acting as counsel for the Company in connection with the sale of the Securities by the Company. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In our examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (d) the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that: (a) the Securities have been duly authorized for issuance by all necessary corporate action by the Company; (b) the Shares, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable; (c) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the Underwriter, the Warrants, when issued as contemplated in the Registration Statement, will be valid and binding obligations of the Company; and (d) the Warrant Shares, upon payment to the Company of the required consideration, and when issued and sold by the Company and paid for in accordance with the terms of the Warrants and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement, and we consent to the use of our name wherever it appears in the prospectus forming part of the Registration Statement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ DAVID M. BOVI, P.A.
DAVID M. BOVI, P.A.